EXHIBIT 21


         INTERNATIONAL GAME TECHNOLOGY SUBSIDIARIES


NAME                                  JURISDICTION OF INCORPORATION

International Game Technology         Nevada
IGT                                   Nevada
IGT-Colorado Corporation              Colorado
Fortune Advertising & Marketing       Nevada
IGT-Montana, Inc.                     Montana
Megasports, Inc.                      Nevada
IGT NHI Joint Venture Company         Nevada
I.G.T. (Australia) Pty. Limited       New South Wales, Australia
I.G.T. (Manufacturing) Pty. Limited   New South Wales, Australia
I.G.T. (New Zealand) Limited          New Zealand
IGT-Europe B.V.                       The Netherlands
I.G.T. - Argentina S.A.               Argentina
IGT Japan, K.K.                       Japan
IGT - Iceland Ltd.                    Iceland
IGT do Brasil Ltda.                   Brazil
International Game Technology -
  Africa (Proprietary) Limited        Johannesburg, South Africa
IGT Foreign Sales Corporation         Barbados
International Game Technology S.R.
  Ltda.                               Peru